Exhibit 99.4

LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of November 18, 2014, by and between Virgin Holdings Limited, a limited liability company organized under the laws of England and Wales (“VHL”), and Virgin America Inc., a Delaware corporation (“Virgin America”, and together with VHL, and their respective successors and permitted assigns, the “Parties”).

WHEREAS, Virgin America is party to that certain (a) Signatory Agreement (U.S. Visa and MasterCard Transaction) dated as of November 5, 2009 (together with the related Master Terms of Service, the Fee Schedule and the Exposure Protection Schedule, as each may be amended, restated, supplemented or otherwise modified from time to time, the “U.S. Bank Agreement”) between Virgin America and U.S. Bank, National Association (“U.S. Bank”) and (b) Airline Card Service Agreement dated September 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Amex Agreement” and, together with the U.S. Bank Agreement, the “Processor Agreements”) between Virgin America and America Express Travel Related Services Company, Inc. (“Amex”), pursuant to which each of U.S. Bank and Amex provide Virgin America with credit card processing services;

WHEREAS, Virgin America has requested that VHL arrange to provide for standby letters of credit to be issued in favor of each of U.S. Bank and Amex (each, a “Beneficiary”, and collectively, the “Beneficiaries”) as beneficiaries substantially in form of Exhibit A (the “U.S. Bank Letter of Credit”) and Exhibit B (the “Amex Letter of Credit” and, together with the U.S. Bank Letter of Credit, the “Letters of Credit”) hereto, respectively;

WHEREAS, (a) the U.S. Bank Letter of Credit will constitute a portion of the “Aggregate Protection” for purposes of the Exposure Protection Schedule to the U.S. Bank Agreement, and (b) the Amex Letter of Credit will constitute a portion of the “Risk Coverage” for purposes of the Amex Agreement, and each shall therefore provide a substantial benefit to Virgin America;

WHEREAS, VHL and Virgin America have entered into (a) an agreement dated November 18, 2014 with U.S. Bank (as amended, restated, supplemented or otherwise modified from time, the “U.S. Bank Tri-Party Agreement”) and (b) an agreement dated November 18, 2014 with Amex (as amended, restated, supplemented or otherwise modified from time, the “Amex Tri-Party Agreement” and, together with the U.S. Bank Tri-Party Agreement, the “Tri-Party Agreements”), each setting forth certain agreements among the parties regarding the Letter of Credit to be issued to each Beneficiary party thereto;

WHEREAS, VHL has arranged for the Letters of Credit to be issued to the Beneficiaries, subject to the terms and conditions set forth in this Agreement, pursuant to that certain Master Reimbursement Agreement dated as of November 10, 2014 (together with any application form, fee agreement, cash collateral agreement or other agreement delivered in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”) between VHL and Barclays Bank PLC (the “Letter of Credit Issuer”), which provides, among other things, that VHL shall reimburse the Letter of Credit Issuer for any amounts that the Letter of Credit Issuer pays in the event that any Letter of Credit is drawn and requires VHL to maintain cash collateral in an account with Barclays Bank PLC in an amount not less than the aggregate undrawn face amount of all letters of credit issued thereunder to secure such reimbursement obligations (the “Cash Collateral”);

WHEREAS, Virgin America has agreed to reimburse VHL for the amounts VHL is required to reimburse the Letter of Credit Issuer for draws under the Letters of Credit and for related fees and other amounts paid by VHL in connection therewith as set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Reimbursement.

(a) Virgin America agrees that it shall reimburse VHL for all amounts paid by VHL to reimburse the Letter of Credit Issuer in respect of a Draw Event (as defined below) in accordance with the terms of the Letter of Credit Agreement, in the currency in which the applicable Letter of Credit is denominated, whether VHL makes direct payment of such amounts or the Letter of Credit Issuer deducts such amounts from the Cash Collateral.

(b) In the event that Letter of Credit Issuer has honored a drawing or request for payment by a Beneficiary under a Letter of Credit (each, a “Draw Event”) and VHL reimburses the Letter of Credit Issuer for the amount paid by the Letter of Credit Issuer in connection with such Draw Event, or the Letter of Credit Issuer repays the Draw Amount from the Cash Collateral (the amount of such reimbursement or deduction from Cash Collateral is referred to herein as the “Reimbursement Amount”), then VHL shall provide written notice (a “Reimbursement Notice”) to Virgin America, stating the date on which such reimbursement occurred and the Reimbursement Amount. Virgin America shall reimburse VHL in an amount equal to the Reimbursement Amount not later than 11 a.m., New York City time, within three (3) Business Days after Virgin America receives the Reimbursement Notice, by wire transfer of immediately available United States Dollar funds to the account of VHL specified in the Reimbursement Notice (the “VHL Account”).

2. Fees and Expenses.

(a) VHL shall be entitled to receive, and Virgin America shall pay to VHL, in respect to each Letter of Credit, a letter of credit recourse fee in an amount equal to 5.0% per annum of the daily maximum amount available to be drawn under such Letter of Credit (the “Recourse Arrangement Fee”), accruing on a daily basis from the date that such Letter of Credit is issued until the earliest of (i) the expiration of such Letter of Credit, (ii) the date on which all amounts available to be drawn under such Letter of Credit shall have been drawn and (iii) the date on which such Letter of Credit is returned to the Letter of Credit Issuer and cancelled (such date, the “Termination Date”); provided, that while an Event of Default shall have occurred and be continuing, the Recourse Arrangement Fee shall accrue at a rate of 10.0% per annum. The Recourse Arrangement Fee with respect to each Letter of Credit shall be payable in cash quarterly in arrears on the fifth (5th) Business Day after the last day of each calendar quarter and within ten (10) Business Days after the Termination Date with respect to such Letter of Credit by wire transfer of immediately available United States Dollar funds to the VHL Account. For the avoidance of doubt, any Reimbursement Amount shall not be subject to the Recourse Arrangement Fee.

(b) Virgin America shall reimburse VHL, within ten (10) Business Days after demand, for any fees and other amounts (other than any Reimbursement Amount, which shall be governed by Section 1 above) actually paid by VHL under the Letter of Credit Agreement or in connection with the issuance of the Letters of Credit.

(c) Virgin America shall also reimburse VHL, within ten (10) Business Days after demand, for any reasonable out-of-pocket expenses incurred by VHL, including the reasonable fees, charges and disbursements of counsel for VHL, in connection with the preparation, negotiation, execution and delivery of this Agreement, the Letter of Credit Agreement and the Tri-Party Agreements, and any other agreements, documents and instruments delivered in connection herewith or therewith and the transactions contemplated hereby and thereby, or any amendments, modifications, consents or waivers of the provisions of any of the foregoing (whether or not consummated), or in connection with the enforcement, collection or protection of its rights in connection herewith or therewith.

3. Additional Agreements of the Parties. Virgin America and VHL hereby agree as follows:

(a) Reductions in Collateral Requirements. Virgin America shall use its diligent and reasonable best efforts to negotiate with the Processors reductions in (a) the level of Risk Coverage required to be maintained under the Amex Agreement and (b) the level of the “Required Amount” (as defined in the U.S. Bank Agreement) required to be maintained under the U.S. Bank Agreement, and upon the reasonable request of VHL shall provide VHL with updates as to the status of such negotiations.

(b) Change of Control. On or prior to the occurrence of a Change of Control, Virgin America shall (i) cause the Beneficiaries to return the Letters of Credit to the Letter of Credit Issuer, including without limitation, by (A) delivering to a Beneficiary one or more replacement standby letters of credit that are acceptable to such Beneficiary in accordance with the terms of the applicable Processor Agreement and/or (B) pledging cash or additional cash to a Beneficiary pursuant to the terms of the applicable Processor Agreement and (ii) pay to VHL in full any obligations then accrued and unpaid or otherwise outstanding under this Agreement, including, without limitation, any fees and expenses payable under Section 2 that are accrued and unpaid at such time.

(c) Expiration of Letters of Credit. Not later than ten (10) Business Days prior to the expiration of a Letter of Credit, Virgin America shall (i) cause the Beneficiary to return such Letter of Credit to the Letter of Credit Issuer or (ii) (A) make all necessary arrangements with the Beneficiary to permit such Letter of Credit to expire without drawing on it and (B) deliver to VHL a certificate signed by a duly authorized officer of Virgin America describing such arrangements in reasonable detail.

(d) Secured Indebtedness. If after the date hereof Virgin America or any of its Subsidiaries Incurs Indebtedness that is secured by Liens (other than Permitted Liens) on Virgin America’s or such Subsidiary’s assets that are not subject to Liens on the date hereof, prior to or concurrently with Incurring such Indebtedness and Liens, Virgin America shall either (i) grant to VHL Liens on the same assets which shall secure Virgin America’s obligations under this Agreement on a pari passu basis with such other Indebtedness pursuant to documentation, including an intercreditor agreement with the holders of such Indebtedness or any agent or trustee therefor, in form and substance reasonably satisfactory to VHL, or (ii) cause the Beneficiaries to return the Letters of Credit to the Letter of Credit Issuer, including without limitation, by (A) delivering to a Beneficiary one or more replacement standby letters of credit that are acceptable to such Beneficiary in accordance with the terms of the applicable Processor Agreement and/or (B) pledging cash or additional cash to a Beneficiary pursuant to the terms of the applicable Processor Agreement, and pay to VHL all fees and expenses payable under Section 2 that are accrued and unpaid at such time.

(e) Amendments to Processor Agreements. Virgin America shall not enter into or consent to any amendment, waiver or modification of, or supplement to, any Processor Agreement that is adverse to the interests of VHL without VHL’s prior written consent. Virgin America shall provide to VHL copies of any amendment, waiver or modification of, or supplement to, any Processor Agreement promptly upon its execution.

4. Representations and Warranties of Virgin America. Virgin America hereby represents and warrants to VHL as of the date hereof as follows:

(a) Organization, Good Standing and Qualifications; Subsidiaries.

(i) Virgin America is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) Virgin America is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification could not reasonably be expected to materially and adversely affect the business, assets, liabilities, financial condition or operations of Virgin America.

(iii) Virgin America has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to perform its obligations hereunder.

(iv) Virgin America has no Subsidiaries, or any debt or equity investment in any other Person.

(b) Authorization; Binding Obligations. All corporate action on the part of Virgin America necessary for the execution and delivery of this Agreement and the performance of all obligations of Virgin America under this Agreement has been taken. Upon its execution and delivery, assuming the due execution and delivery by the other parties hereto, this Agreement will be a legal, valid and binding obligation of Virgin America enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies.

(c) No Conflicts. Assuming all consents, waivers, approvals, authorizations, orders, permits, declarations, filings, registrations and notifications and other actions set forth in Section 3(d) have been obtained or made, the execution and delivery of this Agreement and the performance by Virgin America of its obligations under this Agreement, and the consummation by Virgin America of the transactions contemplated hereby, do not conflict with or result in a violation of the Organizational Documents; conflict with or result in a violation of any Governmental Authorization or law applicable to Virgin America or its assets or properties or result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Lien on any of the assets or properties of Virgin America pursuant to, any Contract to which the Virgin America is a party, or by which any of the assets or properties of Virgin America is bound or affected, except for such Liens that do not and would not materially interfere with the use of such assets or properties.

(d) No Consents. No consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or other Person is required to be made or obtained by Virgin America in connection with the execution and delivery of this Agreement, the performance by Virgin America of its obligations under this Agreement, or the consummation by Virgin America of the transactions contemplated hereby.

5. Events of Default. An event of default occurs upon the occurrence of any of the following events (each, an “Event of Default”):

(a) Virgin America (i) fails to make any payment hereunder when the same becomes due and payable or (ii) fails to comply with any of its covenants set forth in Section 3 of this Agreement.

(b) Virgin America fails to comply with any of its covenants or agreements in this Agreement (other than those referred to in Section 5(a)) or any Tri-Party Agreement and, in each case, such failure continues for ten (10) Business Days.

(c) Any representation, warranty, certification or other statement made by Virgin America in this Agreement or any Tri-Party Agreement shall be untrue in any material respect as of the date made.

(d) Virgin America or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency.

(e) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Virgin America or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of Virgin America or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary or for any substantial part of any of their property; or

(iii) orders the winding up or liquidation of Virgin America or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws in any of the foregoing cases and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

(f) The withdrawal or suspension by the DOT of the DOT Certificate.

If any Event of Default occurs and is continuing, (i) all accrued and unpaid amounts then outstanding under this Agreement shall be due and payable immediately without further action or notice, (ii) any obligations (excluding the Recourse Arrangement Fee and contingent reimbursement obligations in respect of the undrawn amount of outstanding Letters of Credit ) outstanding from time to time under this Agreement shall accrue interest at a rate per annum equal to ten percent (10%) until they shall be paid in full, and (iii) VHL may elect to (A) require Virgin America to cause the Beneficiaries to return the Letters of Credit to the Letter of Credit Issuer or (B) require Virgin America to provide cash collateral up to an amount equal to the aggregate undrawn face amount of the Letters of Credit outstanding at such time pursuant to cash collateral arrangements reasonably satisfactory to VHL. If an Event of Default occurs and is continuing, VHL may pursue any available remedy to collect the payment of the obligations outstanding hereunder or to enforce the performance of any provision of this Agreement. Virgin America shall notify VHL in writing within two (2) Business Days of the occurrence of an Event of Default.

A delay or omission by VHL in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6. Notices and Demands. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to a Party at its address as set forth on the signature pages hereof or at such other address as a given party may designate by ten days’ advance written notice to the other Party.

7. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that (a) either directly or indirectly, through one or more intermediaries, Controls, or is controlled by, or is under common or joint control with, the Person specified, (b) is a related investment vehicle, member or partner of such Person, or (c) is an Affiliate of an Affiliate of such Person.

“Bankruptcy Law” means any federal or state law relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters and any similar foreign law for the relief of creditors.

“Bylaws” means the Amended and Restated By-Laws of Virgin America, as may be amended from time to time.

“Capital Stock” of any Person at any time, means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, limited liability company interests, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Change of Control” means (a) a Person or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) (other than VHL and its Affiliates) acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests shall have been accepted for payment) of securities (or options to purchase securities) having more than 40% of the ordinary voting power of Virgin America (including options to acquire such voting power), (b) any sale, transfer, lease, assignment, conveyance, exchange, mortgage or other disposition of all or substantially all of the assets, property or business of Virgin America and its Subsidiaries or (c) a majority of the members of the board of directors of Virgin America ceases to be composed of individuals (i) who are members of the board of directors on the date hereof, (ii) whose election or nomination to the board of directors of Virgin America was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the members of the board of directors of Virgin America (or, for purposes of this clause (ii), if such individuals referred to in clause (i) do not constitute a majority of the members of the board of directors of Virgin America at such time, then such individuals so elected or nominated with the unanimous approval of those individuals referred to in clause (i)), or (iii) whose election or nomination to the board of directors of Virgin America was approved by individuals referred to in clause (i) or (ii) above or this clause (iii) constituting at the time of such election or nomination at least a majority of the board of directors of Virgin America.

“Charter” means the Tenth Amended and Restated Certificate of Incorporation of Virgin America, as may be amended, restated or otherwise modified from time to time.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, sublease, license, sublicense, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Control” (including the terms “controlled by” and “under common control with”) means Control as defined in Rule 12b-2 under the Exchange Act.

“DOT” means the United States Department of Transportation or any other federal department or agency at the time administering the federal aviation laws codified in title 49 of the United States Code.

“DOT Certificate” means the certificate of pubic convenience and necessity issued by the DOT under 49 U.S. C. §41102.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; federal, state, local, municipal, foreign or other government; or governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court, arbitrator or other tribunal).

“Governmental Authorization” means any permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

“Indebtedness” means with respect to any Person, (a) indebtedness for borrowed money, including without limitation, the outstanding principal balance of all loans and advances made to such Person by any Affiliate of such Person, (b) reimbursement obligations, contingent or otherwise, with respect to letters of credit or bankers acceptances issued for the account of such Person, (c) obligations evidenced by bonds, debentures, notes or other similar instruments, (d) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (e) obligations as lessee under the Leases, any other aircraft or spare engine lease and any leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness, obligations or other liabilities in respect of any Interest Rate Agreement (marked to market by reasonably estimating the present termination cost to such Person of each such Interest Rate Agreement and including the net liability of such Person with respect thereto, but excluding any net receivable with respect thereto) and (g) all indebtedness of another Person described in (a) through (f) above which is secured by a Lien on any property of the subject Person; provided, however, that the amount outstanding at any time of any indebtedness issued with original issue discount is the principal amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and that “Indebtedness” shall not include any liability for federal, state, local or other taxes. Notwithstanding the foregoing, guarantees of (or obligations with respect to letter of credit supporting) Indebtedness otherwise included in the determination of such amount shall not be included.

“Interest Rate Agreement” means for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) whether or not recorded, filed or otherwise perfected under applicable law.

“Organizational Documents” means the Charter or the Bylaws.

“Permitted Liens” means Liens described on Schedule I hereto.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted, or any Group comprised of two or more of the foregoing.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

“Significant Subsidiary” means a Subsidiary that would be a “Significant Subsidiary” of a company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

8. Miscellaneous Provisions.

(a) No Oral Modifications. This Agreement may not be changed, waived, discharged or terminated orally, but may only be amended, waived or modified by an instrument in writing signed by Virgin America and VHL.

(b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

(c) Governing Law Jurisdiction Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction), (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action will be in accordance with the laws of the State of New York (and with respect to VHL, that service of process upon Virgin Management USA, Inc. in accordance with the laws of the State of New York shall be effective service of process upon VHL); (iv) waives in connection with any such action any and all rights to a jury trial; and (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(d) Recourse. Recourse under this Agreement shall be to the assets of Virgin America only and in no event to the officers, directors or stockholders of Virgin America.

(e) Indemnification. As a condition to VHL’s agreement to enter into the arrangements contemplated hereunder, Virgin America shall indemnify and hold harmless VHL and each of its Affiliates, partners, directors, officers, members, agents, and advisors (each an “Indemnitee” and collectively, the “Indemnitees”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnitee, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, the Letter of Credit Agreement, any Letter of Credit, any Tri-Party Agreement or any of the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(f) Benefits of this Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the Parties and their successors hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement.

(g) Survival. Virgin America’s indemnification liabilities under Section 8(e) and reimbursement obligations under Section 8(e) and Section 2 shall remain in full force and effect after the termination of this Agreement regardless of the reason for such termination.

(h) Construction. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. References to “or” shall be deemed to be disjunctive but not necessarily exclusive (i.e., unless the context dictates otherwise, “or” shall be interpreted to mean “and/or” rather than “either/or”). Each Party acknowledges that this Agreement was negotiated by it with the benefit of representation by legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

IN WITNESS WHEREOF, each of the Parties has caused this Letter of Credit Reimbursement Agreement to be executed in its name by their duly authorized officers as of the date set forth in the first paragraph hereof.

VIRGIN HOLDINGS LIMITED

By:	/s/ Ian Woods
Name: Ian Woods
Title: Director

Address:
The Battleship Building
179 Harrow Road
London W2 6NB
United Kingdom
Facsimile: +44 207-313-2108
Attention: General Counsel

with a copy to:

Virgin Management USA, Inc.
65 Bleecker Street, 6th Floor
New York, NY 10012
Facsimile: (212) 497-9051
Attention: General Counsel

[Signature page to Letter of Credit Reimbursement Agreement]

VIRGIN AMERICA INC.

By:	/s/ Peter D. Hunt
Name: Peter D. Hunt
Title: Chief Financial Officer

Address:
555 Airport Blvd.
Burlingame, CA 94010
Facsimile: (650) 548-2526
Attention: General Counsel

[Signature page to Letter of Credit Reimbursement Agreement]

Schedule I

Permitted Liens

1. Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Virgin America or any of its Subsidiaries, as the case may be, in accordance with GAAP.

2. Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings.

3. Pledges or deposits in connection with workmen’s compensation, unemployment insurance and other social security legislation.

4. Deposits to secure the performance of bids, trade contracts (other than for borrowed money), government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred and statutory or contractual bankers’ Liens on monies held in bank accounts in the ordinary course of business;

5. Easements, servitudes, covenants, conditions, reservations, licenses, agreements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, survey defects, restrictions on the use of property or minor defects or irregularities in title thereto which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Virgin America or any of its Subsidiaries.

6. Liens in favor of the United States for amounts paid by Virgin America or any of its Subsidiaries as progress payments under government contracts entered into by them.

7. Attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken.

8. Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of investments; provided that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing.

Sched. I, page 1

9. Liens securing Indebtedness incurred to purchase or finance the purchase of real or personal property or to refinance, refund, renew or extend any such Indebtedness; provided that (a) such Liens shall be created substantially simultaneously with the purchase of such property or such refinancing, refunding, renewal or extension, (b) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (c) the amount of Indebtedness secured by such Lien is not increased and (d) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the purchase price of such property, unless such Indebtedness is expressly limited in recourse to the property that is subject to such Lien.

10. Intellectual property licensing agreements entered into in the ordinary course of business.

11. Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business of Virgin America and its Subsidiaries.

12. Liens on cash collateral securing reimbursement obligations in respect of letters of credit issued in favor of beneficiaries for purposes consistent with customary airline industry practice.

13. Liens securing Indebtedness in respect of third party aircraft financing on arm’s-length terms (including financing of any aircraft pre-delivery payment); provided that such Liens attach only to the applicable aircraft, engine or parts and related assets financed thereby.

14. Liens securing Indebtedness incurred in connection with the purchase or lease of buyer-furnished equipment for aircraft on arm’s-length terms; provided that such Liens attach only to such equipment.

Sched. I, page 2